Exhibit 99.1

Tidewater to Present at the 2013 UBS Houston Energy Symposium

NEW ORLEANS, September 10, 2013 – Tidewater Inc. (NYSE: TDW) announced today that Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the 2013 UBS Houston Energy Symposium in Houston, Texas, on Wednesday, September 18, 2013, at approximately 11:15 a.m. Central time. The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available on September 18, 2013, at approximately 12:00 p.m. Central time. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenter.

Tidewater is the leading provider of larger Offshore Service Vessels (OSVs) to the global energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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